UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 25, 2007
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
     On June 25, 2007, Performance Food Group Company, a Tennessee corporation (the “Company”) entered into an Amendment No. 7 to Receivables Purchase Agreement in order to extend the term of its receivables facility, pursuant to which certain of the Company’s operating units sell a portion of their accounts receivable to PFG Receivables Corporation, a wholly-owned, special purpose subsidiary, which in turn, subject to certain conditions, may from time to time sell an undivided interest in these receivables to a financial institution. Amendment No. 7, which extends the term of the facility through June 23, 2008, also eliminates the special concentration limit established for one of the Company’s customers as described in the Amendment No. 7.
     The Amendment No. 7 to Receivables Purchase Agreement is filed herewith as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     10.1 Amendment No. 7 to Receivables Purchase Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: June 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 7 to Receivables Purchase Agreement